                   U.S. SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report:  June 29, 2012

                            ISA INTERNATIONALE INC.

(Exact name of registrant as specified in its charter)

       Delaware                 001-16423                 41-1925647

(State of Incorporation)  (Commission File Number)  (IRS Employer ID. No.)

      2564 Rice Street, St. Paul, MN               55113

(Mailing address of principal executive offices) (Zip Code)

 (Registrant's telephone number, including area code:   (651-484-9850)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

 (17CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17CFR240.14A-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1 Business and Operations

Item 5.01 Entry into Material Definitive Agreements:

The Company announced that it has filed Form 54(a), Notification of Election of Company To Be Subject To Sections 55 Through 65 Of The Investment Company Act of 1940 Filed Pursuant to Section 54(a) Of The Act. From this date forward, The Company will be a Business Development Company and file accordingly with the SEC, as required.

The Company also announced that it’s wholly owned subsidiary, ISA Financial Services, Inc., has sold off to a related company, the 100% owned subsidiary of ISA Financial Services, Inc., ISA Acceptance Corporation, a Nevada Corporation, an operating debt collection Company licensed in various states in the United States. A copy of the Stock Purchase agreement is attached as an exhibit to this 8-K filing.

The Company also announced the signing of its first new agreement as a Business Development Company with Newsbeat Social, Inc., an Oregon Corporation. A copy of this agreement is attached as an exhibit to this 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISA INTERNATIONALE INC.

/s/ Bernard L. Brodkorb

By: Bernard L. Brodkorb

President, Chief Executive Officer and Chief Financial Officer

Date: June 29, 2012